As filed with the Securities and Exchange Commission on August 12, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-3044956
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Corporate Drive, Suite 300

Burlington, MA 01803

(781) 852-3200

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Endurance International Group Holdings, Inc. Amended and Restated 2013 Stock Incentive Plan

(Full Title of the Plan)

Marc Montagner

Chief Financial Officer

Endurance International Group Holdings, Inc.

10 Corporate Drive, Suite 300

Burlington, Massachusetts 01803

(Name and Address of Agent For Service)

(781) 852-3200

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	20,000,000	$6.83	$136,600,000	$13,755.62

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on August 5, 2016.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register an additional 20,000,000 shares of Common Stock, $0.0001 par value per share, of Endurance International Group Holdings, Inc. (the “Registrant”) issuable under the Registrant’s Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan”). Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-191894, filed by the Registrant with the Securities and Exchange Commission on October 25, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts, on this 12th day of August, 2016.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

By:	/s/ Hari Ravichandran
Hari Ravichandran
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Endurance International Group Holdings, Inc., hereby severally constitute and appoint Hari Ravichandran, Marc Montagner and David C. Bryson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Endurance International Group Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hari Ravichandran Hari Ravichandran	Chief Executive Officer and Director (principal executive officer)	August 12, 2016

/s/ Marc Montagner Marc Montagner	Chief Financial Officer (principal financial officer)	August 12, 2016

/s/ Timothy S. Mathews Timothy S. Mathews	Chief Accounting Officer (principal accounting officer)	August 12, 2016

/s/ James C. Neary James C. Neary	Chairman of the Board of Directors	August 12, 2016

/s/ Dale Crandall Dale Crandall	Director	August 12, 2016

Joseph P. DiSabato	Director

/s/ Tomas Gorny Tomas Gorny	Director	August 12, 2016

/s/ Michael Hayford Michael Hayford	Director	August 12, 2016

/s/ Peter J. Perrone Peter J. Perrone	Director	August 12, 2016

/s/ Chandler J. Reedy Chandler J. Reedy	Director	August 12, 2016

/s/ Justin L. Sadrian Justin L. Sadrian	Director	August 12, 2016

INDEX TO EXHIBITS

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (previously filed with the Securities and Exchange Commission as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191061) on October 23, 2013 and incorporated herein by reference)

4.2	Amended and Restated By-Laws of the Registrant (previously filed with the Securities and Exchange Commission as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191061) on October 23, 2013 and incorporated herein by reference)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant*

23.1	Consent of BDO USA, LLP*

23.2	Consent of BDO LLP, Independent Accountants*

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Constant Contact*

23.4	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature pages of this registration statement)*

99.1	Endurance International Group Holdings, Inc. Amended and Restated 2013 Stock Incentive Plan (previously filed with the Securities and Exchange Commission as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36131) on August 8, 2016 and incorporated herein by reference)

*	Filed Herewith